Exhibit (a)(1)(I)

FLUIDIGM CORPORATION

FAQS FOR EMPLOYEES RELATING TO

THE OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS FOR

NEW AWARDS

August 23, 2017

- i -

- ii -

FREQUENTLY ASKED QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about the offer to exchange certain outstanding options for new awards (the “offer”) made by Fluidigm Corporation (“Fluidigm,” “we,” “our,” or “us”). The offer is made subject to the terms and conditions of the entire Offer to Exchange Certain Outstanding Options for New Awards (the “Offer to Exchange”), the accompanying launch email from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer, and the election form attached to the launch email, together with its associated instructions. The offer is made subject to the terms and conditions of these documents as they may be amended (the “offer documents”). You should refer to these offer documents for the terms and conditions of the offer. The information in this FAQ is a brief summary of some of the key terms of the offer and is made available as a convenience only. You should be aware that the FAQ does not constitute the complete terms and conditions of the offer. If after reviewing the FAQ and the offer documents, you have any further questions regarding the offer, you can direct your questions to Varaprasad Gedipudi by email at stockoptionexchange@fluidigm.com or by phone at +1-408-582-4544. If you wish to obtain copies of the offer documents, you should contact Varaprasad Gedipudi by email at stockoptionexchange@fluidigm.com or by phone at +1-408-582-4544.

GENERAL TERMS OF THE OFFER

Q1.	What is the offer?

A1.	The offer is a one-time voluntary opportunity for Eligible Employees (see Q2 below for a description of who qualifies as an Eligible Employee) to exchange for New Awards (see Q11 for a description of New Awards) certain outstanding “underwater” stock options (see Q3 below for information regarding what options are eligible for the offer). Please also refer to Question and Answer 1 of the Offer to Exchange.

Q2.	Who is eligible to participate in the offer?

A2.	You are eligible to participate in the offer and be considered an “Eligible Employee” in the offer, if you (i) are an active employee of Fluidigm or any of its subsidiaries (including our executive officers) who resides in or whose principal work location is in any of the following countries: Canada, France, Germany, Italy, Japan, Malaysia, Singapore, the United Kingdom, and the United States (referred to as the “Eligible Countries”) as of the start of the offer and through date New Awards are granted (referred to as the “New Award Grant Date”), and (ii) hold any Eligible Options. Please also refer to Question and Answer 5 of the Offer to Exchange.

Q3.	Which of my options are Eligible Options?

A3.	“Eligible Options” are options to purchase shares of Fluidigm common stock (referred to as “Shares”), whether vested or unvested, that have an exercise price per Share greater than US$4.37 and greater than the closing price of a Share on the NASDAQ Global Select Market (referred to as the “Nasdaq”) on the Expiration Date, that are outstanding as of the start of the offer and remain outstanding and unexercised as of the Expiration Date, currently expected to occur on September 20, 2017. To be an Eligible Option, an option also must have been granted under the Fluidigm Corporation 2011 Equity Incentive Plan, as amended, the Fluidigm Corporation 2009 Equity Incentive Plan, as amended, the Fluidigm Corporation 1999 Stock Option Plan, as amended, or the DVS Sciences, Inc. 2010 Equity Incentive Plan, as amended, in each case including any sub-plans thereunder including any sub-plans thereunder (the plans, together, are referred to as the “Plans”). Please also refer to Question and Answer 8 of the Offer to Exchange.

Q4.	Am I required to participate in the offer?

A4.	No. Participation in the offer is completely voluntary. Please also refer to Question and Answer 6 of the Offer to Exchange.

Q5.	What happens to my options if I choose not to participate or if my Eligible Options are not accepted for exchange?

A5.	If you choose not to participate or your Eligible Options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire by their existing terms, (b) retain their current exercise price, (c) retain their current vesting schedule, and (d) retain all of the other terms and conditions as set forth in the applicable plan and relevant option agreement under which it was granted (including any applicable country-specific sub-plan and/or appendix, related to such option grant). Please also refer to Question and Answer 26 of the Offer to Exchange.

Q6.	How long will the offer be available to me?

A6.	The offer will open on Wednesday, August 23, 2017, and is expected to expire on Wednesday, September 20, 2017, at 9:00 p.m., U.S. Pacific Time (the “Expiration Date”). Fluidigm may extend the offer, and if so, will issue a press release, email or other form of communication disclosing the extension of the offer. Fluidigm will notify you no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date. The time during which the offer is open is referred to as the “Offer Period.” Please also refer to Questions and Answers 1, 2 and 32 of the Offer to Exchange.

Q7.	What happens if my employment with Fluidigm terminates before New Awards are granted?

Q7.	If, for any reason, you no longer are an employee of Fluidigm or its subsidiaries on the New Award Grant Date or your principal work location or residence changes so that you no longer reside in or have a principal work location in any of the Eligible Countries as of the Expiration Date, then you will not be an Eligible Employee and will not be eligible to participate in the offer. As a result, you will not receive any New Awards. Instead, you will keep your current Eligible Options and those options will vest and expire in accordance with their original terms. Except as provided by applicable law and/or any employment agreement between you and Fluidigm or its subsidiaries, your employment with Fluidigm or its subsidiaries will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. Please also refer to the Risks of Participating in the Offer section in the Offer to Exchange.

Q8.	Are my options with a per Share exercise price below US$4.37 Eligible Options?

A8.	No. Only options that have a per Share exercise price greater than US$4.37 and greater than the closing price of a Share of our common stock on Nasdaq on the Expiration Date are Eligible Options. Accordingly, any options that have a per Share exercise price equal to or below the greater of US$4.37 and the closing price of a Share of our common stock on Nasdaq on the Expiration Date are not Eligible Options and therefore are not eligible to be exchanged in the offer. Please also refer to Questions and Answers 8 and 11 of the Offer to Exchange.

Q9.	If I participate in the offer, do I have to exchange all of my Eligible Options?

A9.	If you decide to participate in the offer and to exchange Eligible Options, you must elect to exchange all of the Eligible Options that are part of the same Eligible Option Grant that you would like to exchange. (An “Eligible Option Grant” refers collectively to all of the Eligible Options that are part of the same option grant and subject to the same option agreement). For example, if you have been granted Eligible Options to purchase a total of 1,000 Shares under the 2011 Plan subject to an option agreement under the 2011 Plan, the Eligible Option Grant refers to the entire award of Eligible Options to purchase 1,000 Shares. If you have exercised 600 options subject to that award, the Eligible Option Grant refers to the award of Eligible Options to purchase the 400 Shares that remain subject to the award).

While you may elect to exchange the entire remaining portion of an Eligible Option Grant that you previously partially exercised, we will not accept partial tenders of Eligible Option Grants and therefore you may not elect to exchange only some of the Eligible Options subject to any particular Eligible Option Grant. For example, you may not elect to exchange only the unvested portion of an Eligible Option Grant or elect to exchange your Eligible Option Grant only with respect to 150 Eligible Options of the remaining 300 Eligible Options under the first Eligible Option Grant, in the example above. However, your previous exercise of 700 Shares under the Eligible Option Grant does not mean you cannot exchange the remaining 300 Shares.

You may pick and choose which of your outstanding Eligible Option Grants you wish to exchange if you hold more than one Eligible Option Grant and you may choose to exchange one or more of your Eligible Option Grants without having to exchange all of your Eligible Option Grants. For example, if you hold (1) an Eligible Option Grant covering 1,000 Shares, 700 of which you have already exercised, (2) an Eligible Option Grant covering 1,000 Shares, and (3) an Eligible Option Grant covering 3,000 Shares, you may choose to exchange all three Eligible Option Grants, or any two of the three Eligible Option Grants, or any one of the three Eligible Option Grants, or none at all. Please also refer to Question and Answer 16 of the Offer to Exchange.

Q10.	Where can I find a list of Eligible Option Grants?

A10.	We have created an offer website in connection with the offer. To help you recall your Eligible Option Grants and give you the information necessary to make an informed decision, please refer to the personalized information regarding each Eligible Option Grant you hold available via the offer website that lists: the grant date of the Eligible Option Grant; the per Share exercise price of the Eligible Option Grant; the total, vested, and unvested numbers of underlying Shares as of September 20, 2017 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); whether any New Awards granted to you in the offer would be RSUs or New Options; and the number of Shares subject to the grant of New Awards (referred to as a “New Award Grant”) that would be granted in exchange for the Eligible Option Grant. If you are unable to access your personalized information regarding each Eligible Option Grant you hold, you may contact Varaprasad Gedipudi by email at stockoptionexchange@fluidigm.com or phone at +1-408-582-4544. Please also refer to Question and Answer 8 of the Offer to Exchange.

Q11.	If I participate in the offer, what will I receive for an Eligible Option Grant I choose to exchange?

A11.	If you are an Eligible Employee who resides in or whose principal work location is in France, Germany, Italy, Japan, Malaysia, Singapore, the United Kingdom, or the United States and you properly tender an Eligible Option Grant pursuant to the offer that we accept (such Eligible Option Grants are referred to as “Exchanged Option Grants”), you will receive RSUs (see Q12 below for a description of RSUs), except that, with respect to any Eligible Employee with a title of Vice President or above (referred to as an “Eligible Executive”), you will receive New Options (see Q13 below for a description of New Options). Any Eligible Employee who resides in or whose principal work location is in Canada (an “Eligible Canada Employee”) also will receive New Options in exchange for any such Eligible Options that are exchanged in the offer, as described further below in Q33. RSUs and New Options, together, are referred to as “New Awards.” Please also refer to Question and Answer 3 of the Offer to Exchange.

Q12.	What is an RSU?

A12.	Restricted stock units, or “RSUs” are promises by Fluidigm to issue Shares of Fluidigm common stock in the future provided that the vesting criteria are satisfied. RSUs are a different type of equity award from options. Therefore, if you are issued RSUs, the terms and conditions of your RSUs necessarily will be different from your Exchanged Option Grants. RSUs granted in connection with the offer will be granted under, and subject to, the terms and conditions of our 2011 Plan and an award agreement between you and Fluidigm thereunder, including any applicable country-specific sub-plans, appendices or addenda thereto.

You do not have to make any cash payment to Fluidigm to receive your RSUs or Shares of common stock upon the vesting of your RSUs. However, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation in connection with the vesting of the RSUs and issuance of Shares thereunder or otherwise, the tax withholding obligations will be satisfied in the manner specified in the 2011 Plan and the award agreement between you and Fluidigm thereunder governing your RSUs, including any applicable country-specific sub-plans, appendices or addenda thereto. Please also refer to Question and Answer 3 of the Offer to Exchange.

Q13.	What are the terms of the New Options?

A13.	A New Option represents the right to purchase Shares of our common stock at a predetermined price per Share. New Options granted in connection with the offer will be granted under, and subject to, the terms and conditions of our 2011 Plan and an award agreement between you and Fluidigm thereunder, including any applicable country-specific sub-plans, appendices or addenda thereto. Each New Option will be a nonstatutory stock option for U.S. tax purposes, regardless of whether an Exchanged Option Grant was an incentive stock option or a nonstatutory stock option for U.S. tax purposes.

New Options granted to an Eligible Employee, other than to an Eligible Employee whose residence or principal work location is in France (an “Eligible France Employee”), will have a per Share exercise price equal to the closing price of a Share of our common stock on Nasdaq on the New Award Grant Date. If you are an Eligible France Employee, please refer to Q35 below for more information.

New Options will be scheduled to vest in the future provided that the vesting criteria are satisfied. You do not have to make any cash payment to Fluidigm to receive your New Options, but will be required to pay the per Share exercise price of a New Option to receive a Share of common stock subject to your New Options. Additionally, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation in connection with the exercise of the New Options and issuance of Shares thereunder or otherwise, the tax withholding obligations will be satisfied in the manner specified in the 2011 Plan and the award agreement between you and Fluidigm thereunder governing your New Options, including any applicable country-specific sub-plans, appendices or addenda thereto. Please also refer to Questions and Answers 4, 10, and 15 of the Offer to Exchange.

Q14.	Why will Eligible Executives receive New Options rather than RSUs?

A14.	Employees having a title of Vice President or above, including our executive officers, are eligible to participate in the offer but they will receive New Options instead of RSUs. We have determined that Vice Presidents and above (including our executive officers) will receive New Options and not RSUs because we believe these executive-level employees should only receive value for their Exchanged Option Grants based on our positive stock price performance. This helps align the interests of our executives with our stockholders. Please also refer to Question and Answer 9 of the Offer to Exchange.

Q15.	How many New Awards will I receive for an Exchanged Option Grant?

A15.	The offer is not a one-for-one exchange of your Eligible Options for New Awards. Eligible Option Grants surrendered pursuant to the offer will be cancelled and exchanged for New Award Grants covering a lesser number of Shares of our common stock than were subject to the corresponding Exchanged Option Grants immediately before they were cancelled in the offer on the basis of an exchange ratio applied to the Exchanged Option Grants on a grant-by-grant basis depending on the Exchanged Option Grant’s per Share exercise price. If you participate in the offer with respect to an Eligible Option Grant, you will receive a New Award Grant covering such lesser number of Shares.

The following table shows the exchange ratios that will be applied to your Exchanged Option Grants to determine the number of New Awards subject to a New Award Grant you would receive pursuant to the offer (all dollar amounts in the table below are in U.S. dollars):

		Exchange Ratios
If the Per Share Exercise Price of an Eligible Option is:		Number of Shares Subject to the Eligible Option Grant Exchanged for One RSU is:	Number of Shares Subject to the Eligible Option Grant Exchanged for a New Option Covering One Share is:
From:	To:
$4.38	$4.99	2.56 to 1	1.32 to 1
$5.00	$5.99	2.65 to 1	1.33 to 1
$6.00	$6.99	2.70 to 1	1.40 to 1
$7.00	$7.99	2.94 to 1	1.51 to 1
$8.00	$8.99	3.50 to 1	1.90 to 1
$9.00	$9.99	3.60 to 1	2.00 to 1
$10.00	$10.99	3.70 to 1	2.20 to 1
$11.00	$11.99	3.81 to 1	2.50 to 1
$12.00	$12.99	*	*
$13.00	$13.99	6.18 to 1	3.19 to 1
$14.00	$14.99	6.68 to 1	3.45 to 1
$15.00	$15.99	7.00 to 1	3.63 to 1
$16.00	$16.99	7.13 to 1	3.70 to 1
$17.00	$17.99	7.22 to 1	3.90 to 1
$18.00	$18.99	7.77 to 1	4.01 to 1
$19.00	$19.99	7.84 to 1	4.10 to 1
$20.00	$20.99	7.90 to 1	4.19 to 1
$21.00	$21.99	7.95 to 1	4.22 to 1
$22.00	$22.99	*	*
$23.00	$23.99	8.00 to 1	4.25 to 1
$24.00	$24.99	*	*

		Exchange Ratios
If the Per Share Exercise Price of an Eligible Option is:		Number of Shares Subject to the Eligible Option Grant Exchanged for One RSU is:	Number of Shares Subject to the Eligible Option Grant Exchanged for a New Option Covering One Share is:
From:	To:
$25.00	$25.99	8.10 to 1	4.35 to 1
$26.00	$26.99	*	*
$27.00	$27.99	8.30 to 1	4.59 to 1
$28.00	$28.99	8.40 to 1	4.65 to 1
$29.00	$29.99	8.80 to 1	4.75 to 1
$30.00	$30.99	*	*
$31.00	$31.99	9.50 to 1	4.80 to 1
$32.00	$32.99	9.60 to 1	4.90 to 1
$33.00	$33.99	9.75 to 1	5.00 to 1
$34.00	$34.99	*	*
$35.00	$35.99	*	*
$36.00	$36.99	*	*
$37.00	$37.99	9.85 to 1	5.05 to 1
$38.00	$38.99	10.00 to 1	5.70 to 1
$39.00	$39.99	*	*
$40.00	$40.99	*	*
$41.00	$41.99	11.00 to 1	5.79 to 1
$42.00	$42.99	*	*
$43.00	$43.99	11.50 to 1	6.00 to 1
$44.00	$44.99	*	*
$45.00	$45.99	*	*
$46.00	$46.99	12.00 to 1	7.00 to 1
$47.00	$47.99	12.50 to 1	9.09 to 1

* Not applicable.

The exchange ratios apply to each of your Eligible Option Grants separately based on the per Share exercise price of each such Eligible Option Grant. This means that the various Eligible Option Grants you hold may be subject to different exchange ratios. An Eligible Option Grant that is surrendered pursuant to the offer will be cancelled and exchanged for a New Award Grant covering a lesser number of Shares than were subject to the corresponding Exchanged Option Grant immediately before it was cancelled in the offer equal to: (a) the number of Shares underlying the Exchanged Option Grant, divided by (b) the applicable exchange ratio, with any resulting fraction rounded up to the nearest whole Share, on a grant-by-grant basis.

Example 1

Assume that you are an Eligible Employee (other than an Eligible Executive or Eligible Canada Employee) and that you hold an Eligible Option Grant covering 3,000 Shares with an exercise price of US$23.00 per Share. If you exchange this Eligible Option Grant pursuant to the offer, then on the New Award Grant Date you will receive a grant of RSUs (an “RSU Grant”) covering 375 Shares. This is equal to the 3,000 Shares subject to your Eligible Option Grant divided by 8.00 (the applicable exchange ratio for this Eligible Option Grant when exchanged for an RSU Grant).

Example 2

Assume that you are an Eligible Employee (other than an Eligible Executive or Eligible Canada Employee) and that you hold an Eligible Option Grant covering 2,000 Shares with an exercise price of US$15.00 per Share. If you exchange this Eligible Option Grant pursuant to the offer, then on the New Award Grant Date you will receive an RSU Grant covering 286 Shares. This is equal to the 2,000 Eligible Options subject to your Eligible Option Grant divided by 7.00 (the applicable exchange ratio for this Eligible Option Grant when exchanged for a grant of New Options (a “New Option Grant”)), rounded up to the nearest whole Share.

Example 3

Assume that you are an Eligible Executive (other than an Eligible France Employee) and that you hold an Eligible Option Grant covering 1,000 Shares with an exercise price of US$15.00 per Share. If you exchange this Eligible Option Grant pursuant to the offer, then on the New Award Grant Date you will receive a New Option Grant covering 276 Shares. This is equal to the 1,000 Eligible Options subject to your Eligible Option Grant divided by 3.63 (the applicable exchange ratio for this Eligible Option Grant when exchanged for a New Option Grant), rounded up to the nearest whole Share. Your New Options will have a per Share exercise price equal to the closing price of one Share of our common stock on Nasdaq on the New Award Grant Date.

Please also refer to Question and Answer 4 of the Offer to Exchange.

Q16.	When will my New Awards vest?

A16.	Each RSU will represent a right to receive one Share of common stock on a specified future date, and each New Option will represent a right to purchase one Share of common stock prior to such New Option’s termination date, if such New Award vests according to the following vesting schedule, but only if you remain an employee or service provider of Fluidigm or its subsidiaries through each relevant vesting date:

•	None of the New Awards will be vested on the New Award Grant Date (even if the corresponding Eligible Option was fully or partially vested).

•	RSUs will be scheduled to vest on Fluidigm’s regularly scheduled quarterly vesting dates, which occur on February 20, May 20, August 20, and November 20 of each year (quarterly vesting date are referred to as “Quarterly Vesting Dates”). Other than RSUs granted to Eligible France Employees, one-twelfth (1/12) of your New Awards will be scheduled to vest on the first Quarterly Vesting Date occurring at least three months after the New Award Grant Date (referred to as the “First Quarterly Vesting Date”) and on each Quarterly Vesting Date thereafter until the New Awards are fully vested. The First Quarterly Vesting Date is anticipated to be February 20, 2018 (unless the Offer Period is extended). The applicable vesting schedule will be set forth in your New Award agreement. This vesting schedule will be different for RSUs granted to Eligible France Employees. If you are an Eligible France Employee, please refer to Q36 for additional information.

•	Even if the vesting schedule of the Exchanged Option Grant may have had a monthly vesting component, there will be no monthly vesting on the New Awards.

•	Upon the termination of your service with us or our subsidiaries for any reason, any unvested part of your New Award Grant will be forfeited, and you will not be entitled to the Shares of common stock underlying the unvested portion of the New Award Grant.

•	We will make minor modifications to the vesting schedule of any New Awards to eliminate fractional vesting (such that a whole number of Shares subject to the New Award will vest on each vesting date). As a result, subject to your continued service with Fluidigm or its subsidiaries through each relevant vesting date, (i) the number of Shares that vest on each vesting date will be rounded down to the nearest whole number of Shares as of the first vesting date on which a fractional Share otherwise will vest, and (ii) fractional Shares, if any, will be accumulated until the first vesting date on which the sum of the accumulated fractional Shares equals or exceeds one whole Share and will vest as an additional whole Share on such vesting date, with any fractional Share remaining thereafter accumulated again.

•	To the extent that your Eligible Option Grant exchanged in the offer was subject to any performance-based vesting requirements or accelerated vesting upon certain qualifying terminations of employment or other events pursuant to an award agreement or other written agreement between you and Fluidigm, the corresponding New Award also will be subject to those terms and conditions to the same extent that the Eligible Option Grant was immediately before being cancelled in the offer; provided that the New Award will be subject to the terms of the 2011 Plan and not the terms of any other Plan under which the Eligible Options may have been granted, as well as an award agreement under the 2011 Plan (including any applicable country-specific sub-plans, appendices or addenda thereto). For purposes of clarity, if pursuant to the offer you exchange an Eligible Option Grant that is subject to the achievement of any performance-based vesting requirements, the New Award granted in exchange for the corresponding Eligible Option Grant will be subject to the same performance-based vesting requirements as the Eligible Option Grant and none of the adjustments described above with respect to the service-based vesting schedule will be applied to the performance-based vesting requirements. However, to the extent that any service-based vesting requirements applied to the performance-based Eligible Option Grant as of immediately before it was cancelled in the offer, those service-based vesting requirements will be adjusted to the new, service-based vesting schedule as described above.

Example

For illustrative purposes only, assume that an Eligible Employee, other than an Eligible Executive, who resides in and whose principal work location is in the U.S., holds, and timely elects to exchange in the offer, an Eligible Option Grant covering 10,000 Shares with a per Share exercise price of US$23.00, and of which no Shares subject to the Eligible Option Grant have been exercised. Assume that the Eligible Option Grant is scheduled to vest on a monthly basis from the vesting start date over a period of four years. Assume also that the Expiration Date and New Award Grant Date occur on September 20, 2017, and accordingly, the Eligible Employee’s Eligible Option Grant is cancelled on that date pursuant to the offer.

•	In accordance with the exchange ratios described in Q15, in exchange for the Exchanged Option Grant, the Eligible Employee receives an RSU Grant covering 1,250 Shares.

•	Subject to the Eligible Employee’s continued service with Fluidigm or its subsidiaries through such date, the RSU Grant is scheduled to vest as follows:

Scheduled Vesting Date	Number of Shares Subject to RSU Grant Scheduled to Vest
February 20, 2018	104
May 20, 2018	104
August 20, 2018	104
November 20, 2018	104
February 20, 2019	104
May 20, 2019	105
August 20, 2019	104
November 20, 2019	104
February 20, 2020	104
May 20, 2020	104
August 20, 2020	104
November 20, 2020	105

Please also refer to Question and Answer 15 of the Offer to Exchange.

Q17.	Will I have to pay taxes if I participate in the offer?

A17.	If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the New Award Grant Date. However, with respect to RSUs, you normally will have taxable income when the Shares underlying your RSUs vest and are issued to you. If you are an employee of Fluidigm or its subsidiaries, Fluidigm (or its applicable subsidiary) also typically will have a tax withholding obligation at the time of vesting of the RSUs. You also may have a taxable capital gain when you sell the Shares issued to you pursuant to the RSUs. Note that the tax treatment of RSUs differs significantly from the tax treatment of your Eligible Options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your Eligible Options. We will satisfy tax withholding obligations, if applicable, in accordance with the terms and conditions of our 2011 Plan and your award agreement between you and Fluidigm governing your RSU Grant, including any applicable country-specific sub-plans, appendices or addenda thereto, including, in Fluidigm’s discretion, by requiring a cash payment rather than through the sale of Shares. With respect to New Options, you may have taxable income when you exercise your New Awards or when you sell any of your exercised Shares.

If you are a citizen or tax resident of a country other than the U.S., the tax consequences of participating in the offer may be different for you. Please refer to Schedules C through J of the Offer to Exchange for a description of certain income tax and social insurance contribution consequences and other tax or legal consequences that may apply to you.

Note that there are special rules with respect to New Awards granted to Eligible Employees subject to tax in Singapore who participate in the offer, as described further in Q37.

If you are an Eligible Employee, you should consult with your own tax adviser to determine the personal tax consequences to you of participating in the offer. If you are a citizen or a tax resident of, or otherwise are subject to the tax laws of, more than one country (including any country outside of the U.S. other than those countries for which a tax discussion is provided in Schedules C through J), you should be aware that there may be additional or different income tax and social insurance consequences that may apply to you. You should consult with your own tax adviser to discuss these consequences if you have transferred employment or service status and/or your residence between two or more tax jurisdictions. Please also refer to Question and Answer 28 of the Offer to Exchange.

Q18.	When will my Exchanged Option Grants be cancelled?

A18.	Your Exchanged Option Grants will be cancelled following the expiration of the offer on the same U.S. calendar day as the Expiration Date and the New Award Grant Date (such date is referred to as the “Cancellation Date”), which we expect will be September 20, 2017, unless the Offer Period is extended. Please also refer to Question and Answer 18 of the Offer to Exchange.

Q19.	When will my New Award be granted and when will I receive my New Award?

A19.	We will grant the New Awards on the New Award Grant Date. The New Award Grant Date will be the same U.S. calendar day as the Expiration Date and Cancellation Date. We expect the New Award Grant Date will be September 20, 2017. If the Expiration Date of the offer is extended, the New Award Grant Date similarly will be delayed. You will receive your New Award agreement under the 2011 Plan, including any applicable country-specific sub-plans, appendices or addenda thereto, promptly after the expiration of the offer.

If you receive RSUs in exchange for your Exchanged Option Grants, you will receive the Shares subject to the RSUs if and when your RSUs vest. If you receive New Options in exchange for your Exchanged Option Grants, you will receive the Shares subject to such New Option if and when they vest and are exercised. New Awards will be granted under, and subject to, the terms and conditions of our 2011 Plan and an award agreement between you and Fluidigm under the 2011 Plan, including any applicable country-specific sub-plans, appendices or addenda thereto. Please also refer to Question and Answer 19 of the Offer to Exchange.

Q20.	Once my Exchanged Option Grants are cancelled pursuant to the offer, is there anything I must do to receive the New Award?

A20.	No. Once your Exchanged Option Grants have been cancelled, there is nothing that you must do to receive your New Award. In order to vest in the Shares subject to your New Award, you will need to remain an employee or service provider to Fluidigm or its subsidiaries through the applicable vesting dates, as described in Q16. Please also refer to Question and Answer 20 of the Offer to Exchange.

Q21.	Do I need to exercise my New Awards in order to receive Shares?

A21.	RSUs do not need to be exercised in order to receive Shares and you do not have to make any cash payment to Fluidigm to receive your RSUs or the Shares of common stock upon the vesting of your RSUs. If your RSUs vest in accordance with the vesting schedule set forth in your RSU award agreement, you automatically will receive the Shares subject to the RSUs promptly thereafter in accordance with the terms and conditions of our 2011 Plan and an award agreement between you and Fluidigm thereunder governing your RSU Grant, including any applicable country-specific sub-plans, appendices or addenda thereto (less any Shares, if applicable, used to satisfy any tax withholding). RSUs that do not vest will be forfeited to Fluidigm and you will receive no payment for them.

New Options must be exercised in order to receive Shares. You do not have to make any cash payment to Fluidigm to receive your New Options, but in order to exercise and purchase a Share of Fluidigm common stock subject to a New Option you receive, you will be required to pay the exercise price per Share of the New Option. If any of your New Options vest in accordance with the vesting schedule set forth in your New Option agreement, you may exercise such portion in accordance with the terms and conditions of our 2011 Plan and an award agreement between you and Fluidigm thereunder governing your New Option Grant, including any applicable country-specific sub-plans, appendices or addenda thereto. New Options that do not vest before they expire in accordance with their terms will be forfeited to Fluidigm and you will be unable to exercise them. Please also refer to Question and Answer 21 of the Offer to Exchange.

Q22.	May I exchange Shares of Fluidigm common stock that I acquired upon a prior exercise of Fluidigm options?

A22.	No. The offer relates only to certain outstanding options to purchase Fluidigm common stock. You may not exchange in the offer any common stock that you acquired upon a prior exercise of options. Please also refer to Question and Answer 22 of the Offer to Exchange.

Q23.	How do I participate in the offer?

A23.	If you are an Eligible Employee, at the start of the offer you will have received a launch email from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer. For Eligible Employees other than Eligible France Employees and or Eligible Employees whose residence or principal work location is in Italy (an “Eligible Italy Employee”), if you want to participate in the offer, you must make an election via the process outlined below on or before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017. The process outlined below is not applicable to Eligible France Employees and Eligible Italy Employees. If you are an Eligible France Employee or Eligible Italy Employee, please refer to Q34 below. If you do not want to participate, then no action is necessary.

Elections via the Offer Website (Other than Eligible France Employees and Eligible Italy Employees)

1.	To submit an election via the offer website, click on the link to the offer website in the launch email you received from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer, or go to the offer website at https://fluidigm.equitybenefits.com. Log in to the offer website using the login instructions provided to you in the launch email from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer (or if you previously logged into the offer website, your updated login credentials).

2.	After logging in to the offer website, review the information and proceed through to the Make My Elections page. You will be provided with personalized information regarding each Eligible Option Grant you hold, including:

•	the grant date of the Eligible Option Grant;

•	the per Share exercise price of the Eligible Option Grant;

•	the total, vested, and unvested numbers of underlying Shares subject to the Eligible Option Grant as of September 20, 2017 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	whether any New Awards granted to you in the offer would be RSUs or New Options; and

•	the number of Shares subject to the New Award Grant that would be granted in exchange for the Eligible Option Grant.

You also can review your Eligible Option Grants in the “Breakeven Calculator,” which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from an Eligible Option Grant or a New Award Grant to be granted pursuant to the offer if you choose to exchange an Eligible Option Grant. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting. Note that you will be able to profit from a New Award only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on a New Award Grant is greater than for an Eligible Option Grant at the assumed prices you enter, you would be able to profit from a New Award only if it actually vests. In addition, this Breakeven Calculator does not take into consideration the difference in taxation between RSUs and options or different types of options (such as incentive stock options versus nonstatutory stock options for U.S. tax purposes). Note further, that because of the rounding resulting from fractional Shares, the values shown could be higher or lower than the actual result.

Although Eligible France Employees and Eligible Italy Employees may submit elections only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service), they can access their Eligible Option Grant schedule and the Breakeven Calculator via the offer website.

3.	On the Make My Elections page, make the appropriate selection next to each of your Eligible Option Grants to indicate which Eligible Option Grants you choose to exchange in the offer by selecting “Yes” or choose not to exchange in the offer by selecting “No.”

4.	Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Submit My Elections page and in the offer documents, submit your election form. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.	Upon submitting your election form, a confirmation statement will be generated by the offer website. Please print and keep a copy of the confirmation statement for your records. At this point, you will have completed the election process.

Elections by Email (as a PDF), Mail (or Other Post) or Federal Express (or Similar Delivery Service) (Must Be Used by Eligible France Employees and Eligible Italy Employees)

1.	Print the election form attached to the launch email from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer.

2.	Properly complete the election form, and submit your election form by email (as a PDF) to stockoptionexchange@fluidigm.com, or by mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A., no later than the Expiration Date, which currently is expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless we extend the offer. For clarity, your signature must be provided on the paper election form after it is printed and, with respect to any election forms to be submitted via email, scanned as a PDF thereafter. Fluidigm will not accept any other method of signature, such as electronic signatures contained in the PDF of the election form or a printout of an electronic version of your signature on the election form.

We must receive your properly completed and submitted election form on or before the Expiration Date. The Expiration Date will be 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless we extend the offer. We will not accept delivery of any election after expiration of the offer.

Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may submit elections only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service). With respect to all other Eligible Employees, we prefer that you submit your election form electronically via the offer website. However, if you choose not to use the offer website process or if you want to use the offer website but you do not have access to the offer website for any reason, if you are unable to submit your election via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, you may submit your election by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service) by following the instructions provided above. To obtain a paper election form, please contact Varaprasad Gedipudi by email at stockoptionexchange@fluidigm.com or by phone at +1-408-582-4544.

Only election forms that are properly completed and submitted and actually received by Fluidigm on or before the Expiration Date via the offer website (other than Eligible France Employees and Eligible Italy Employees), via email (as a PDF) at stockoptionexchange@fluidigm.com, or via mail (or other post) or Federal Express (or similar delivery service) by Sarah Whaley, our Head of Total Rewards (Global) will be accepted. Election forms submitted by any other means, including hand delivery or interoffice delivery are not permitted. Please also refer to Question and Answer 2 of the Offer to Exchange.

Q24.	After I’ve made an election, can I change my mind about which Eligible Option Grants I want to exchange, or withdraw from the offer completely?

A24.	Yes. You may change your mind after you have submitted an election and withdraw some or all of your elected Eligible Option Grants from the offer at any time on or before the Expiration Date (the Expiration Date currently is expected to be September 20, 2017, at 9:00 p.m., U.S. Pacific Time). If we extend the Expiration Date, you may change or withdraw your election at any time until the extended offer expires. For Eligible Employees other than Eligible France Employees and Eligible Italy Employees, please see Q25 below for the procedure regarding changing your election or withdrawing from the offer. The process outlined below is not applicable to Eligible France Employees and Eligible Italy Employees. If you are an Eligible France Employee or Eligible Italy Employee, please refer to Q34 below.

You may elect to exchange additional Eligible Option Grants, fewer Eligible Option Grants, all of your Eligible Option Grants or none of your Eligible Option Grants. You may change your mind as many times as you wish, but you will be bound by the properly submitted election form we receive last on or before the Expiration Date. Please be sure that any completed and new election form you submit includes all of the Eligible Options with respect to which you want to accept the offer and is clearly dated after any of your previously-submitted election forms. Please also refer to Question and Answer 33 of the Offer to Exchange.

Q25.	How do I change my election and add or withdraw some or all of my Eligible Option Grants?

A25.	To change an election you previously made with respect to some or all of your Eligible Option Grants, including an election to withdraw all of your Eligible Option Grants from the offer, you must deliver a valid new election form indicating only the Eligible Option Grants you wish to exchange in the offer or a valid new election form indicating that you reject the offer with respect to all of your Eligible Options, by completing the election process outlined below on or before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017. If you are an Eligible France Employee or Eligible Italy Employee, please refer to Q34 below.

Election Changes and Withdrawals via the Offer Website (Other than Eligible France Employees and Eligible Italy Employees)

1.	Log in to the offer website using your login credentials and via the link provided in the launch email you received from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer, or go to the offer website at https://fluidigm.equitybenefits.com.

2.	After logging in to the offer website, review the information and proceed through to the Make My Elections page, where you will find personalized information regarding each Eligible Option Grant you hold, including:

•	the grant date of the Eligible Option Grant;

•	the per Share exercise price of the Eligible Option Grant;

•	the total, vested, and unvested numbers of underlying Shares as of September 20, 2017 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	whether any New Awards granted to you in the offer would be RSUs or New Options; and

•	the number of Shares subject to the New Award Grant that would be granted in exchange for the Eligible Option Grant.

3.	On the Make My Elections page, make the appropriate selection next to each of your Eligible Option Grants to indicate which Eligible Option Grants you choose to exchange in the offer by selecting “Yes” or choose not to exchange in the offer by selecting “No.”

4.	Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Submit My Elections page and in the offer documents, submit your election form. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.	Upon submitting your election form, a confirmation statement will be generated by the offer website. Please print and keep a copy of the confirmation statement for your records. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the offer.

Election Changes and Withdrawals via Email (as a PDF), Mail (or Other Post) or Federal Express (or Similar Delivery Service) (Must Be Used by Eligible France Employees and Eligible Italy Employees)

1.	Print the election form attached to the launch email from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer.

2.	Properly complete the election form, and submit your election form by email (as a PDF) to stockoptionexchange@fluidigm.com, or by mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A., no later than the Expiration Date, which currently is expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless we extend the offer. For clarity, your signature must be provided on the paper election form after it is printed and, with respect to any election forms to be submitted via email, scanned as a PDF thereafter. Fluidigm will not accept any other method of signature, such as electronic signatures contained in the PDF of the election form or a printout of an electronic version of your signature on the election form.

We must receive your properly completed and submitted election form on or before the Expiration Date. The Expiration Date will be 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless we extend the offer. We will not accept delivery of any election after expiration of the offer.

Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may submit elections only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service). With respect to all other Eligible Employees, we prefer that you submit your election form electronically via the offer website. However, if you choose not to use the offer website process or if you want to use the offer website but you do not have access to the offer website for any reason, if you are unable to submit your election via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, you may submit your election change by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service) by following the instructions provided above. To obtain a paper election form, please contact Varaprasad Gedipudi by email at stockoptionexchange@fluidigm.com or by phone at +1-408-582-4544. Please also refer to Question and Answer 34 of the Offer to Exchange.

Q26.	What if I withdraw my election and then decide that I do want to participate in the offer?

A26.	If you have withdrawn your election to participate with respect to some or all of your Eligible Option Grants and then again decide to participate in the offer, you may reelect to participate by submitting a new, properly completed election form in accordance with the procedures described in Q25 above. Please also refer to Question and Answer 35 of the Offer to Exchange.

Q27.	Will I be required to give up all of my rights under the Exchanged Option Grants?

A27.	Yes. Once we have accepted your Exchanged Option Grants, your Exchanged Option Grants will be cancelled and you no longer will have any rights under those options. We intend to cancel all Exchanged Option Grants on the Cancellation Date. We expect that the Cancellation Date will be September 20, 2017. Please also refer to Question and Answer 23 of the Offer to Exchange.

Q28.	For U.S. tax purposes, if I hold incentive stock options, will my New Options be incentive stock options?

A28.	If you participate in the offer and are an Eligible Executive or Eligible Canada Employee, you will receive New Options. All other Eligible Employees who participate in the offer will receive RSUs in exchange for Exchanged Option Grants. New Options will not be incentive stock options for purposes of U.S. tax law. Please read the tax discussion in Sections 14 and 15 of the Offer to Exchange and discuss the personal tax consequences of nonstatutory stock options with your financial, legal and/or tax advisers. Please also refer to Question and Answer 24 of the Offer to Exchange.

Q29.	Will the terms and conditions of my New Awards be the same as my Exchanged Option Grants?

A29.	RSUs are a different type of equity award from options. Therefore, if you are issued RSUs, the terms and conditions of your RSUs necessarily will be different from your Exchanged Option Grants. RSUs granted in connection with the offer will be granted under, and subject to, the terms and conditions of our 2011 Plan and an award agreement between you and Fluidigm thereunder, including any applicable country-specific sub-plans, appendices or addenda thereto.

If you are issued New Options, many of the terms and conditions of your New Options will remain the same, but certain key terms and conditions of your New Options will vary from the terms and conditions of your Exchanged Option Grants. Your New Options will be granted under, and subject to, the terms and conditions of our 2011 Plan and an award agreement between you and Fluidigm thereunder, including any applicable country-specific sub-plans, appendices or addenda thereto. Your New Options will have a per Share exercise price equal to the closing price of a Share of common stock on Nasdaq on the New Award Grant Date (except in some cases for Eligible France Employees, as discussed in Q35 below) and will have a new vesting schedule. The maximum term of your New Options will be ten years from the New Award Grant Date (except in some cases for Eligible France Employees, as discussed in Q35 below).

The vesting of any RSUs or New Options will differ significantly from the corresponding Exchanged Option Grant, as described in Q16. Among other things, no New Awards will be scheduled to vest prior to the First Quarterly Vesting Date, even if the applicable Exchanged Option Grant previously was partially or fully vested. You will not have any of the rights or privileges of a stockholder of Fluidigm as to the Shares associated with your New Awards until you are issued the Shares. Shares subject to the New Awards will be issued if and when the applicable portion of the New Award Grant vests and, with respect to New Option Grants, after you have exercised such portion. Once you have been issued the Shares of common stock, you will have all of the rights and privileges of a stockholder with respect to those Shares, including the right to vote and to receive dividends, if any.

The tax treatment of the RSUs will differ significantly from the tax treatment of your Eligible Options. Please see the Offer to Exchange, including Schedules C through J, for further details. Please also refer to Question and Answer 25 of the Offer to Exchange.

Q30.	Will I receive a New Award agreement?

A30.	Yes. All New Awards will be granted under, and subject to, the terms and conditions of our 2011 Plan and an award agreement between you and Fluidigm under the 2011 Plan, including any applicable country-specific sub-plans, appendices or addenda thereto. The forms of New Award agreements under the 2011 Plan and applicable sub-plans, appendices, or addenda thereto are filed as exhibits to the Schedule TO with which the Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. In addition, a copy of the 2011 Plan is available on the SEC website at www.sec.gov. Please also refer to Question and Answer 30 of the Offer to Exchange.

Q31.	If you extend or change the offer, how will you notify me?

A31.	If we extend or change the offer, we will issue a press release, email or other form of communication disclosing the extension or change no later than 6:00 a.m., U.S. Pacific Time, on the next U.S. business day following the previously scheduled Expiration Date or the date on which we change the offer, as applicable. Please also refer to Question and Answer 32 of the Offer to Exchange.

Q32.	Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A32.	You should direct questions about the offer and requests for printed copies of the Offer to Exchange and the other offer documents to Varaprasad Gedipudi by email at stockoptionexchange@fluidigm.com or by phone at +1-408-582-4544. Please also refer to Question and Answer 29 of the Offer to Exchange.

ADDITIONAL INFORMATION APPLICABLE TO ELIGIBLE CANADA EMPLOYEES

Q33.	Why will Eligible Canada Employees receive New Options rather than RSUs?

A33.	As noted above, Eligible Canada Employees who participate in the offer will receive New Options rather than RSUs. This is in order to avoid unintended, unfavorable tax consequences under the Income Tax Act (Canada), which generally does not provide a tax-free exchange of stock options for RSUs. (See Schedule C to the Offer to Exchange.) The same exchange ratios described in Q15 and vesting schedule described in Q16 above will apply to Exchanged Option Grants. Please also refer to Question and Answer 9 of the Offer to Exchange.

ADDITIONAL INFORMATION APPLICABLE TO ELIGIBLE FRANCE EMPLOYEES AND ELIGIBLE ITALY EMPLOYEES

Q34.	As an Eligible France Employee or Eligible Italy Employee, how do I participate in the offer?

A34.	Due to applicable requirements under local law, Eligible France Employees and Eligible Italy Employees may submit elections only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service). If you want to participate in the offer, you must make an election via the process outlined below on or before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017.

Although Eligible France Employees and Eligible Italy Employees may submit elections only by email (as a PDF), mail (or other post) or Federal Express (or similar delivery service), they can access their Eligible Option Grant schedule and the Breakeven Calculator via the offer website. The “Breakeven Calculator” has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from an Eligible Option Grant or a New Award Grant to be granted pursuant to the offer if you choose to exchange an Eligible Option Grant. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting. Note that you will be able to profit from a New Award only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on a New Award Grant is greater than for an Eligible Option Grant at the assumed prices you enter, you would be able to profit from a New Award only if it actually vests. In addition, this Breakeven Calculator does not take into consideration the difference in taxation between RSUs and options or different types of options (such as incentive stock options versus nonstatutory stock options for U.S. tax purposes). Note further, that because of the rounding resulting from fractional Shares, the values shown could be higher or lower than the actual result.

Election Changes and Withdrawals via Email (as a PDF), Mail (or Other Post) or Federal Express (or Similar Delivery Service) (Must Be Used by Eligible France Employees and Eligible Italy Employees)

1.	Print the election form attached to the launch email from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer.

2.	Properly complete the election form, and submit your election form by email (as a PDF) to stockoptionexchange@fluidigm.com, or by mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A., no later than the Expiration Date, which currently is expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless we extend the offer. For clarity, your signature must be provided on the paper election form after it is printed and, with respect to any election forms to be submitted via email, scanned as a PDF thereafter. Fluidigm will not accept any other method of signature, such as electronic signatures contained in the PDF of the election form or a printout of an electronic version of your signature on the election form.

We must receive your properly completed and submitted election form on or before the Expiration Date. The Expiration Date will be 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless we extend the offer. We will not accept delivery of any election after expiration of the offer. To obtain a paper election form, please contact Varaprasad Gedipudi by email at stockoptionexchange@fluidigm.com or by phone at +1-408-582-4544.

To change an election you previously made with respect to some or all of your Eligible Option Grants, including an election to withdraw all of your Eligible Option Grants from the offer, you must deliver a valid new election form indicating only the Eligible Option Grants you wish to exchange in the offer or a valid new election form indicating that you reject the offer with respect to all of your Eligible Options, by completing the election process outlined below on or before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017.

Election Changes and Withdrawals via Email (as a PDF), Mail (or Other Post) or Federal Express (or Similar Delivery Service) (Must Be Used by Eligible France Employees and Eligible Italy Employees)

1.	Print the election form attached to the launch email from FluidigmExchange@equitybenefits.com, dated August 23, 2017, announcing the offer.

2.	Properly complete the election form, and submit your election form by email (as a PDF) to stockoptionexchange@fluidigm.com, or by mail (or other post) or Federal Express (or similar delivery service) to Sarah Whaley, Head of Total Rewards (Global), Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 U.S.A., no later than the Expiration Date, which currently is expected to be 9:00 p.m., U.S. Pacific Time, on September 20, 2017, unless we extend the offer. For clarity, your signature must be provided on the paper election form after it is printed and, with respect to any election forms to be submitted via email, scanned as a PDF thereafter. Fluidigm will not accept any other method of signature, such as electronic signatures contained in the PDF of the election form or a printout of an electronic version of your signature on the election form.

Please also refer to Questions and Answers 2 and 34 of the Offer to Exchange.

ADDITIONAL INFORMATION APPLICABLE TO ELIGIBLE FRANCE EMPLOYEES

Q35.	As an Eligible France Employee, if I receive New Options in exchange for Exchanged Option Grants, what will be the exercise price of my New Options?

A35.	Due to local laws for satisfying certain tax qualification requirements in France, it is possible that New Options granted to any Eligible France Employee may have a per Share exercise price greater than such closing price of a Share on the New Award Grant Date. New Options granted to Eligible France Employees will have a per Share exercise price equal to the greater of: (i) the closing price of a Share of our common stock on Nasdaq on the New Award Grant Date, or (ii) 80% of the average of the closing prices of a Share of our common stock on Nasdaq during the 20 days of quotation immediately before the New Award Grant Date.

The maximum term of your New Options will be nine and one-half years as specified in the applicable country-specific sub-plan under the 2011 Plan. Please also refer to Question and Answer 10 of the Offer to Exchange.

Q36.	As an Eligible France Employee, if I receive New Awards in the offer, what will be the vesting schedule of my New Awards?

A36.	With respect to New Options granted to Eligible France Employees, those New Options will vest as described in Q16 above.

With respect to RSUs granted to Eligible France Employees, one-third (1/3) of the RSUs will be scheduled to vest on the first Quarterly Vesting Date that occurs at least one (1) year after the New Award Grant Date and one-twelfth (1/12) of the RSUs will be scheduled to vest on each Quarterly Vesting Date thereafter until the New Awards are fully vested. The first such Quarterly Vesting Date is anticipated to be November 20, 2018 (unless the Offer Period is extended). The applicable vesting schedule will be set forth in the RSU agreement.

Example

For illustrative purposes only, assume that an Eligible France Employee, other than an Eligible Executive, holds and timely elects to exchange in the offer, an Eligible Option Grant covering 10,000 Shares with a per Share exercise price of US$23.00, and of which no Shares subject to the Eligible Option Grant have been exercised. Assume that the Eligible Option Grant is scheduled to vest on a monthly basis from the vesting start date over a period of four years. Assume also that the Expiration Date, Cancellation Date, and New Award Grant Date occur on September 20, 2017, and accordingly, the Eligible France Employee’s Eligible Option Grant is cancelled on that date pursuant to the offer.

•	In accordance with the exchange ratios described in Q15 above, in exchange for the Exchanged Option Grant, the Eligible France Employee receives an RSU Grant covering 1,250 Shares.

•	Subject to the Eligible France Employee’s continued service with Fluidigm or its subsidiaries through such date, the RSU Grant is scheduled to vest as follows:

Scheduled Vesting Date	Number of Shares Subject to RSU Grant Scheduled to Vest
November 20, 2018	416
February 20, 2019	104
May 20, 2019	105
August 20, 2019	104
November 20, 2019	104
February 20, 2020	104
May 20, 2020	104
August 20, 2020	104
November 20, 2020	105

Please also refer to Question and Answer 15 of the Offer to Exchange.

ADDITIONAL INFORMATION APPLICABLE TO ELIGIBLE EMPLOYEES SUBJECT TO TAX IN SINGAPORE

Q37.	As an Eligible Employee subject to tax in Singapore, should I consider any other additional tax information with respect to the offer?

A37.	Note that there are special rules with respect to New Awards granted to Eligible Employees subject to tax in Singapore who participate in the offer. Fluidigm is seeking a tax ruling from the IRAS to confirm the exchange of Eligible Options for New Awards for Eligible Employees subject to tax in Singapore is a tax-neutral event and no taxes are due as of the moment that Eligible Options are cancelled and New Awards are granted. We expect to receive such ruling.

•	If a favorable ruling is received from the IRAS prior to the expiration date, you will not be subject to tax when New Awards are granted and instead, RSUs will be subject to taxation when they vest and New Options will be subject to taxation when exercised. As of the date of the offer, we have applied for but have not obtained such ruling and we cannot guarantee that Fluidigm will receive a favorable tax ruling.

•	In the event that a favorable tax ruling from the IRAS is not obtained by the expiration of the offer, the tax treatment of your New Awards will be governed by the results of the pending tax ruling from the IRAS once received. Although we do not expect to receive an unfavorable ruling, in the event of an unfavorable tax ruling, you likely will be subject to tax on your New Awards at the time of the exchange. In such event, it will be your responsibility to pay any applicable taxes directly to the tax authorities.

For more information, see Schedule I to the Offer to Exchange. Please also refer to Question and Answer 28 of the Offer to Exchange.

*     *     *